Exhibit 32. Certification of Chief Executive Officer and Chief Financial Officer of
Atlantic Coast Federal Corporation Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Robert J. Larison, Jr., President and Chief Executive Officer, and Dawna R. Miller, Senior Vice President and Chief Financial Officer of Atlantic Coast Federal Corporation (the “Company”), each certify in their capacity as an officer of the Company that they have reviewed the Annual Report of the Company on Form 10-K for the year ended December 31, 2007 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934, and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 27, 2008

/s/ Robert J. Larison, Jr.	/s/ Dawna R. Miller
Robert J. Larison, Jr.	Dawna R. Miller
President and	Senior Vice President and
Chief Executive Officer	Chief Financial Officer